                                                                   EXHIBIT 10.53


                           REPRESENTATION AGREEMENT
                           ------------------------
     This Representation Agreement (the "Agreement") dated as of September 6, 1996, is entered into by and between ICON Health & Fitness, Inc. (the "Company" or "ICON") and Ben Weider (the "Ambassador").

                                   PREAMBLE
                                   --------
     WHEREAS, Ben Weider is the founder of Weider Sports Equipment Co., Ltd. ("Weider Sports"):

     WHEREAS, Ben Weider is recognized as one of the founders of the health and fitness industry and has played a significant role in its development and promotion throughout the world;

     WHEREAS, the Company has purchased substantially all of the assets relating to the sports equipment line of business of Weider Sports;

     WHEREAS, the Company recognizes and acknowledges that it derives a significant benefit from Ben Weider's promotion of health and fitness and desires that he should play a role as a goodwill ambassador for health and fitness for and on behalf of the Company; and

     WHEREAS, this Preamble forms an integral part hereof;
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and the Ambassador agree as follows:

1.   Services - The Company desires to have the Ambassador continue to promote
     --------
health and fitness, and the Ambassador agrees to continue to do so under the terms and conditions herein provided.

2.   Term - The Agreement and Ambassador's provision of services to the Company
     ----
shall commence on the date of execution and delivery hereof, and shall terminate on September __, 2001 (the "Termination Date"). The Ambassador's period of services under this Agreement is hereinafter referred to as the "Term."

3.   Duties - During the Term, the Ambassador agrees to continue to play a role
     ------
as a goodwill ambassador promoting health and fitness. The Ambassador shall be under no obligation to attend any specific promotions or events and shall have no specific time commitment to, or responsibilities for, the Company.

4.  Inability to perform - The Company recognizes that the Ambassador's
    --------------------
association with Weider Sports has created unique goodwill to the Company in connection with its acquisition of the home fitness equipment line of business of Weider Sports. Accordingly, it is expressly understood that Ambassador's inability to continue in his role as Ambassador because of absences, temporary or permanent illness, disability, or incapacity, or for any other reasonable cause (including, but not limited to, the reasons set forth in paragraph 10 hereof) shall not constitute a failure to perform his obligations hereunder and shall not be deemed to be a breach or default by him.

5.  Authority - The Ambassador shall not hold himself out as having authority to
    ---------
act for ICON or its Affiliates (as defined below) nor enter into any commitment or agreement on behalf of ICON or its Affiliates.

    For purposes of this Agreement, "Affiliates" shall mean, with respect to the Company, any other person or entity directly or indirectly controlled by, controlling, or under direct or indirect common control with the Company. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), shall mean, with respect to any person or entity, the ownership of 50% or more of the voting securities of any other person or entity.

6.  Compensation - For the Ambassador's role hereunder during the Term, the
    ------------
Company will pay the Ambassador $475,000 (U.S.) per annum in monthly payments of $39,583.33 each (the "Monthly Payments") through the Termination Date, payable is advance on the first business day of each month (the "Due Date"). The payments made pursuant to this Agreement shall not be subject to termination, set-off or withholding for any reason whatsoever and there shall be no grounds excusing ICON from its obligation to pay the amounts set forth herein. If, after notice is provided to ICON in accordance with Section 18 hereof ("Notice of Non-Payment"), ICON fails to make any such payments for any reason, the unpaid balance of the compensation payable to the Ambassador under this Agreement shall immediately and automatically become due and payable in full and will bear interest at a rate per annum equal to the rate announced by The Royal Bank of Canada in Montreal, Quebec from time to time, as the rate used in determining the rate of interest charged to its most credit worthy customers for commercial loans in Canadian currency, plus six percent (6.0%) from the date of acceleration of such payment until the date such payment is made; provided, however that the foregoing provisions of this sentence shall not apply if ICON fails to pay when due not more than three (3) Monthly Payments in any twelve month period, so long as ICON shall have paid each such Monthly Payment within 10 calendar days of the date Notice of Non-Payment is given with respect thereto, ICON shall be obligated to pay any and all legal expenses incurred by or on the Ambassador's behalf in connection with the collection of any Monthly Payments not paid when due.

7.  Travel Expenses - The Ambassador hereby agrees to pay all out-of-pocket
    ---------------
expenses associated with any travel by Ambassador pursuant to this Agreement.

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

8.      Benefit in the Case of Disability or Death - Should Ambassador die or
        ------------------------------------------
become disabled during the term of this Agreement, the Company shall make the payments provided for in this Section 8 and all obligations of the Ambassador under the Agreement shall terminate as of the day of his death or Disability (as defined below), as the case may be. The Company, shall, within 60 days of Ambassador's death or Disability, as the case may be, pay to his legal representativesor such other persons as may be designated by the Ambassador or his legal representatives, an amount, in cash, equal to the net present value, calculated as set forth below, of the aggregate Monthly Payments which would have been payable under Section 6 had this Agreement been in full force and effect through the Termination Date (the "Remaining Payments").

        For purposes of this Agreement, "Disability" shall mean the Ambassador's inability to discharge his duties hereunder as a result of extended physical or mental illness or incapacity, as determined by a physician selected by the Ambassador (the "Ambassador's Physician"); provided that: If the Company disagrees with the determination of Disability made by the Ambassador's Physician, the Company shall, within ten calendar days from the Company's receipt of notice of the Ambassador's Disability, notify both the Ambassador and the Ambassador's Physician of such disagreement (the "ICON Notice") and such ICON Notice shall include the name of a physician practicing in Montreal, Quebec selected by the Company (the "ICON Physician"). The Ambassador's Physician and the ICON Physician shall jointly select, within 10 calendar days after receipt of the ICON Notice, a mutually agreeable third physician (the "Alternate Physician") to determine whether the Ambassador has a Disability for purposes of this Agreement. In the event that, after notice of the Ambassador's Disability is provided to the Company in accordance with Section 18 hereof, the Company fails to notify the Ambassador and the Ambassador's Physician in accordance with the first sentence of this proviso, the Company shall be deemed to have consented to the Ambassador's Physician's determination of Disability for all purposes under this Agreement.

        The determination of the Alternate Physician shall be binding upon both of the parties hereto. ICON shall bear the cost of the ICON Physician and the parties shall share the costs of the Alternate Physician equally.

        For purposes of the second sentence of this Section 8, the net present value of the Remaining Payments shall be calculated by discounting the sum of all Remaining Payments at a discount rate equal to the yield to maturity of actively traded United States Treasury securities having a maturity equal to the weighted average life to maturity of the Remaining Payments calculated in accordance with United States generally accepted accounting principles or, if no such securities exist, by using the then most current United States Treasury securities whose maturities are closest to the weighted average life to maturity of the Remaining Payments, as such yields are published in the Federal Reserve Statistical Release H.15 (or a successor or substitute financial publication containing reliable financial information) at the close of business on the day immediately preceding the Ambassador's death or on which notice of Disability is given to ICON, as the case may be.

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

9.  Support Staff - The Company agrees to reimburse Ambassador or Ambassador's
    -------------
designee on a monthly basis in accordance with the terms and conditions set forth in Section 8 of that certain WSE Asset Purchase Agreement, dated as of the date hereof.

10. Contemporaneous Business Activities - The Company recognizes that the
    -----------------------------------
Ambassador now has or may in the future have a proprietary interest in or be engaged in: (i) the nutrition business of Weider Sports; (ii) Weider Publications; and (iii) certain other business, community and cultural activities, including but not limited to activities in connection with the International Federation of Body Building (clauses (i), (ii) and (iii) are collectively referred to as the "Other Activities"). The Company further recognizes that the Other Activities in which the Ambassador is currently engaged will require substantially all of the Ambassador's time and that, as a result, the Ambassador will spend substantially all of his time working engaged in such Other Activities. The provisions of this Section 10 are not intended to, and shall not, modify, curtail, expand or otherwise affect in any way the provisions of (i) that certain Non-Competition Agreement, dated as of November 14, 1994, among the Company, Weider Health and Fitness, a Nevada corporation, and each of Gary Stevenson and Scott Watterson, as amended by Amendment No. 1 to Non-Competition Agreement dated as of date hereof, (ii) Section 12.5 of that certain Distribution Agreement between Weider Sports and the Company, dated September 26, 1994, as such Section 12.5 is modified by Section 2.1 of that certain WSE Asset Purchase Agreement, between Weider Sports and the Company, dated as of the date hereof of (iii) clause (viii) of Section 2.1(c) of that certain Settlement Agreement of even date herewith among the parties hereto and certain other Persons.

11.  Amendments - This Agreement may not be amended or changed except by written
     ----------
agreement signed by each of the Company and the Ambassador.

12.  Governing Law, Choice of Forum and Waiver of Jury Trial - THIS AGREEMENT
     -------------------------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF QUEBEC AND THE LAWS OF CANADA APPLICABLE THERIN.

     Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of the courts located in the City and District of Montreal, Province of Quebec for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-name courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding, may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens,
                                                         ----- --- ----------
should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the

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

subject matter hereof may not be enforced in or by any of the above named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the Province of Quebec, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in Section 18 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 18 does not constitute good and sufficient service of process. The provisions of this Section 12 shall not restrict the ability of any party to enforce in any court any judgment obtained in a court in the City and District of Montreal, Province of Quebec.

     To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now exiting or hereafter arising and whether in contract tort or otherwise.

13.  Assignment - Neither party shall assign, delegate or otherwise transfer any
     ----------
of its rights or obligations under this Agreement without the prior written consent of the other party. In the event of such assignment, all the rights and obligations of the assigning party under this Agreement shall be binding on all successors and assigns.

14.  Indemnification - ICON will (and will cause its subsidiaries to) defend,
     ---------------
indemnify and hold harmless the Ambassador and his employees, agents, representatives and affiliates (each being an "Indemnified Party") from and
                                               -----------------
against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal, state, provincial or foreign law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of advisory or consulting services performed under this Agreement. ICON will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final and non-appealable judgment, to have resulted primarily from the gross negligence or willful misconduct of any Indemnified Party or a breach of his obligations under
Section 5 of this Agreement by the Ambassador.

15.  Liability - Neither the Ambassador nor any of his employees, agents,
     ---------
representatives or affiliates shall be liable to the Company for any loss, claim, damage or liability to the extent such loss, claim, damage or liability relates to or arises out of the advisory and consulting services contemplated by this Agreement, the engagement of the Ambassador pursuant to this Agreement or any act or omission by the Ambassador in connection with the performance of services contemplated by this Agreement, unless such loss, claim, damage or liability is determined by a court, in a final and non-appealable judgment, to have resulted primarily from the gross negligence or willful misconduct of the Ambassador or any of his employees, agents,

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

representatives or affiliates or a breach of his obligations under Section 5 of this Agreement by the Ambassador.

16.  Severability - If any one or more of the provisions contained in this
     ------------
Agreement are held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

17.  Captions - All Section titles or captions contained in this Agreement are
     --------
for convenience only and shall not be deemed as part of this Agreement.

18.  Notices - Any and all notices hereunder shall, in the absence of receipted
     -------
hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

if to ICON:

                        ICON Health and Fitness, Inc.
                        1500 South 1000 West
                        Logan, Utah 84321
                        Attention: Chief Executive Officer

with a copy to:

                        ICON Health and Fitness, Inc.
                        1500 South 1000 West
                        Logan, Utah 84321
                        Attention: General Counsel


if to the Ambassador:

                        Weider Sports Equipment Co., Ltd.
                        2875 Bates Road
                        Montreal, Quebec H35 1B7
                        Attention: Chief Executive Officer

with a copy to:

                        Weider Health & Fitness
                        21100 Erwin Street
                        Woodland Hills, California 91637-3772
                        Attention: General Counsel

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

19. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes (a) all prior agreements, understanding, negotiations and discussions, whether oral or written, of the parties and (b) all contemporaneous oral negotiations, discussions, understandings and agreements of the parties, in each case with respect to the subject matter contained herein.

20.  Counterparts - This Agreement may be executed in any number of
     ------------
counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

21.  Language - The parties hereto have expressly agreed that this Agreement be
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executed in English.  Les parties ont expressement convenu que la presente convention soit redigee en anglais.

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

The parties hereto have executed this Agreement as of the date and year first above written.

                                   ICON HEALTH & FITNESS, INC.

                                   By:   /s/ SIGNATURE APPEARS HERE
                                       -----------------------------

                                   Its:
                                       -----------------------------

                                   AMBASSADOR

                                   Signed:  /s/ Ben Weider
                                            -------------------------
                                            Ben Weider


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